EXHIBIT 23.1









                          INDEPENDENT AUDITORS CONSENT



           We consent to the incorporation by reference in the Registration Statement of PLATINUM AND GOLD, INC. on Form 10SB to be filed on or about October 11 , 1999, with the Securities and Exchange Commission the consolidated financial statements of PLATINUM AND GOLD, INC. and subsidiaries which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Form l0SB of PLATINUM AND GOLD, INC. for Registration.




/s/ Margolies Fink and Wichrowski
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Margolies Fink and Wichrowski
Certified Public Accountants
Pompano Beach, Florida
October 8, 1999